SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                  _____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) is November 1, 2004

                                    YP CORP.

             (Exact name of registrant as specified in its charter)

           NEVADA                        000-24217              85-0206668
-------------------------------   ----------------------       ------------
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
 incorporation or jurisdiction)                           Identification Number)


4940 E. JASMINE STREET, SUITE 105, MESA,
               ARIZONA                                        85205
-----------------------------------------                   ----------
       (Address of principal                                (Zip Code)
         executive office)


Registrant's telephone number, including area code: (480) 654-9646

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 1, 2004, YP Corp. ("YP") and Penny Spaeth formalized Ms Spaeth's position with YP by entering into an employment agreement (the "Employment Agreement"). The term of the Employment Agreement is for two years and such term shall automatically renew for successive one-year terms unless and until the Employment Agreement is terminated by either party. Under the Employment Agreement, Ms. Spaeth will, among other things:

     - continue to serve as Chief Operating Officer of YP and report to Peter Bergmann, YP's Chief Executive Officer;
     - be entitled to an initial annual base salary of $137,500 with an increase to $151,250 in the second year of the contract and, thereafter, annual increases of at least 10%;
     - be entitled to a $1,000 signing bonus and an annual bonus of 25,000 shares of restricted stock under YP's 2003 Stock Plan in the event that YP's basic earnings per share for the respective fiscal year exceed the prior fiscal year's basic earnings per share by at least 50%;
     - be entitled to a $400 monthly car allowance and $100 per month cell phone reimbursement;
     -    be entitled to customary benefits; and
     - be entitled to receive two months of payments under the contract if she is terminated without cause or the Company undergoes a change of control; and

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2004                      YP CORP.


                                             /s/  Peter Bergmann
                                             -----------------------------------
                                             Peter Bergmann, Chairman and Chief
                                             Executive Officer


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